UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ALKERMES PLC
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On June 7, 2023, Alkermes plc (the “Company”) filed an investor presentation (the “Investor Presentation”) in connection with the Company’s 2023 annual general meeting of shareholders. A copy of the Investor Presentation can be found below:

© 2023 Alkermes. All rights reserved. Executing on our Strategy to Drive Shareholder Value June 7, 2023

Forward-Looking Statements and Non-GAAP Financial Information

About Alkermes plc: Alkermes plc ("Alkermes", "we", or the "Company") is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The Company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurological disorders and cancer. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes' website at www.alkermes.com.

Note Regarding Forward-Looking Statements : Certain statements set forth in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the Company's expectations concerning its future financial and operating performance, business plans or prospects, including its financial expectations for 2023, its ability to execute on its strategy and create and deliver growth and shareholder value and its ability to achieve long-term profitability and its profitability targets; the Company's engagement with Sarissa; expectations regarding the timing, structure, anticipated benefits and other impacts of the planned separation of the Company's oncology business; anticipated timelines, plans and expectations for development activities, including those related to ALKS 2680, nemvaleukin alfa and our preclinical oncology programs; our expectations regarding the remaining patent life for our products and licensed products; the therapeutic and commercial potential of the Company's products; the Company's commercial capabilities; and the ability of the Company's research and development pipeline to drive long-term value creation. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including that the Company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect a potential separation of the Company's neuroscience and oncology businesses; the Company may not be able to achieve long-term profitability or its profitability targets in a timely manner or at all; the terms of the final award in the Company's arbitration proceedings with Janssen may be challenged by Janssen; clinical development activities may not be completed on time or at all; the results of the Company's development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the FDA or regulatory authorities outside the U.S. may not agree with the Company's regulatory approval strategies or components of the Company's marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the Company's products; the Company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; the Company's products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and in subsequent filings made by the Company with the U.S Securities and Exchange Commission (the "SEC"), which are available on the SEC's website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation.

Important Additional Information and Where to Find It: The Company has filed its definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company's 2023 annual general meeting of shareholders (the "Annual General Meeting"). BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC's website at www.sec.gov. In addition, copies will be available at no charge by visiting the "Investors" section of the Company's website at www.alkermes.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income margin (non-GAAP net income/total revenue) and EBITDA margin (EBITDA/total revenue). These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; change in the fair value of contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix to this presentation. The Company's management and Board utilize these non-GAAP financial measures to evaluate the Company's performance. The Company provides these non-GAAP financial measures of the Company's performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company's results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income margin and EBITDA margin are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income margin and EBITDA margin should not be considered measures of the Company's liquidity.

Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (™), including ARISTADA®, ARISTADA INITIO®, LYBALVI® and VIVITROL® and the corresponding logos. INVEGA®, INVEGA SUSTENNA®, INVEGA HAFYERA®, and INVEGA TRINZA® are registered trademarks of Johnson & Johnson Company; CABENUVA® is a registered trademark of ViiV Healthcare UK (No.3) Limited; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Alkermes | 2
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 3 4 Executive Summary 6 Alkermes at a Glance 9 Executing on Our Strategic Priorities to Drive Value Creation 27 Our Commitment to Board Refreshment and Strong Corporate Governance 33 Our Experience with Sarissa and Our Views on the Sarissa Nominees 41 Concluding Remarks Table of Contents

Executive Summary: Transformation Has Delivered Significant Value

The Board Recognized the Need for Change and Has Led a Program of Transformation

- **Transformation plan is working, as reflected in the Company's strong stock price performance**
  - Alkermes stock price has increased ~49% since the Company announced its Value Enhancement Plan on December 10, 2020, and the Company's total shareholder return (TSR) has outperformed its peers[1] by 61%, the XBI biotech index by 83% and the NBI biotech index by 56% through the unaffected date[2]
  - The Company's TSR has also outperformed its peers and the aforementioned indices since the unaffected date through yesterday's close of business
- **Driven by the Company's share performance, operational considerations, and shareholder feedback, the Board and management recognized the need in 2019 to realign the Company's priorities, refine its strategic and operational focus, and effect certain governance changes**
  - Implemented a Board-led transformation across multiple facets of the Company, including governance and operations
  - In December 2020, we announced the Company's "Value Enhancement Plan" (Board Refreshment, Profitability Targets, Strategic Options Evaluation) following dialogue with investors, including Elliott Management ("Elliott")
- **The Board oversaw the establishment of three core strategic priorities to drive further shareholder value**
  - *Commercial*: Grow the Company's portfolio of proprietary commercial products
    - Revenues from proprietary products up ~75% from 2019 – 2023E, reaching $918M in 2023E[3]
  - *Pipeline*: Leverage the Company's medicinal chemistry and protein engineering capabilities to advance a pipeline with high ROI[4] potential
    - 2 new internally developed product approvals yielding $212M in 2022 sales, advanced nemvaleukin alfa into potential registrational studies, and orexin 2 receptor agonist into phase 1
  - *Profitability*: Drive profitability through cost optimization and operating leverage
    - Established profitability targets for 2024 and 2025, realized in excess of $40M in annual savings from headcount reductions, and announced planned separation of the oncology business to accelerate neuroscience profitability, simplify capital allocation and refine strategic focus

[1] Peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolutions Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation

[2] Share prices from 12/9/2020, the last trading day before Alkermes announced its Value Enhancement Plan, through 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations

[3] Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations

[4] Abbrev: ROI - Return on Investment

Alkermes | 4
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 5 Executive Summary (Cont’d): Transformation Has Delivered Significant Value • The Board has considered Sarissa’s nominees and determined that they could create potential conflicts (in the case of Denner ) and would not be additive to the Board in comparison to Alkermes’ incumbent directors and director nominees – Denner’s seat on the board of Biogen poses a significant conflict of interest and creates potential legal issues – Unresolved litigation against Denner for breach of fiduciary duty as a public company director due to insider trading and against Sarissa for aiding and abetting such breach (which survived motion to dismiss and goes to trial in April 2024) – None of Sarissa’s nominees are fully independent from Sarissa ; two are employees of Sarissa and the third is Sarissa's past designee at Innoviva – The three Sarissa nominees’ skills are duplicative of the existing Board, including finance/investing, corporate governance, and medical R&D. A ll of these skills are represented on the current Board following the Company’s Board refreshment process over the past four years Sarissa Nominee Qualifications: Duplicative and Destructive Significant Board Refreshment Has Added Diverse Backgrounds and Fresh Perspectives • The Board has already been significantly refreshed to enhance its mix of skills and experiences, and to provide fresh perspec tiv es to oversee management’s execution of its strategy – 70% of the Board’s independent directors have been refreshed over the last 4 years ▪ 4 of the new directors were appointed with the support of shareholders, including 1 director designated by Sarissa and 1 director designated by Elliott – The newly added directors possess diverse backgrounds and skills, including: public company CFO 1 , buyside institutional investor (former CIO 1 of actively managed fund), M&A strategy and execution, public health, R&D / medical and corporate governance ▪ 3 of the new directors enhance the Board’s diversity in terms of gender or race / ethnicity – The Board initiated declassification, which will be complete as of the 2024 Annual General Meeting 1 Abbrev: CFO – Chief Financial Officer, CIO – Chief Investment Officer

Alkermes at a Glance

Alkermes at a Glance

ATTRACTIVE COMMERCIAL PORTFOLIO IN ADDICTION AND PSYCHIATRY

Brought 3 differentiated proprietary products to market: VIVITROL®, ARISTADA®, LYBALVI®

Proprietary revenues increased by 75%[1] from FY2019 to FY2023E[2]; Company expected to generate total revenues of ~$1.6B+[2] in 2023

Synergistic commercial portfolio driving operating leverage

Long-dated patent lives

ADVANCED PIPELINE OF NOVEL DEVELOPMENT CANDIDATES

Neuroscience

ALKS 2680	**Discovery Programs**
Phase 1	Neurology /
Narcolepsy	Neuropsychiatry

Oncology *

Nemvaleukin Alfa	**IL-12 & IL-18**
Phase 2/3	*Discovery*
Advanced Solid Tumors	Advanced Solid Tumors

TARGETED FOOTPRINT AND CAPABILITIES

- Sophisticated commercial infrastructure optimized for efficient execution
- Disciplined approach to drug development further enforced by optimized R&D spending and headcount
- Advanced medicinal chemistry and protein engineering capabilities
- Manufacturing facilities in the U.S. and Ireland with unique capabilities in proprietary NanoCrystal and microsphere technology
- Oncology separation planned to streamline operations

COMMITMENT TO STRONG CORPORATE GOVERNANCE

- 7 new independent directors with diverse backgrounds and skills added within the last 4 years
  - 4 of the new directors appointed with shareholder support
- 5 longer-serving directors retired within the last 4 years
- Established Financial Operating Committee of the Board as a part of the 2020 Value Enhancement Plan
- Initiated declassification of the Board, which will be complete as of the 2024 Annual General Meeting

[1] Represents increase in net sales from FY2019 to FY2023E
[2] Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations

* Separation of oncology business expected to be completed H2 2023

Alkermes | 7
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 8 Established Three Strategic Priorities to Drive Shareholder Value • Focused on disciplined capital allocation and optimized cost structure • Restructured commercial organization to support launch of LYBALVI • Initiated nemvaleukin alfa studies in mucosal melanoma and platinum - resistant ovarian cancer to support potential registration • Initiated ALKS 1140 phase 1 first - in - human study • Advanced ALKS 2680 into IND - enabling activities Advance Development Pipeline Progressed ALKS 2680, our orexin 2 receptor agonist for the treatment of narcolepsy, into phase 1 trials Advanced nemvaleukin alfa into potential registrational trials and received FDA Fast Track designation in multiple indications • LYBALVI®: Approved and commercially launched • ARISTADA®: Drove TRx growth that outpaced the market • VIVITROL®: Redefined alcohol dependence strategy to drive next phase of growth Grow Commercial Portfolio Grew proprietary revenues by 75% since 2019 1 Overall revenues increased by 39% over the last 4 years 1,2 LYBALVI® launch has exceeded expectations Drive Long - Term Profitability Established profitability targets overseen by the Financial Operating Committee, including NGNI margins of 25% and 30% for 2024 and 2025, respectively Achieved $40M annual cost savings and margin improvement over last three years 3 Oncology separation to accelerate profitability Alkermes stock has increased 49% since announcement of the VEP 4 - significantly beating our peers and the XBI 5 1 Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company e xpr essly disclaims any obligations to update or reaffirm these financial expectations. 2 Represents increase in net sales from FY2019 to FY2023E, excludes ~$195M of royalty revenue and associated interest relating to FY2022 that are included in FY2023 guidance and $146M of milestone revenue related to VUMERITY in FY2019 3 Since Alkermes announced its Value Enhancement Plan; Refers to non - gaap net income (loss) as a percentage of revenues, excluding Janssen royalty revenues 4 Abbrev: VEP – Value Enhancement Plan 5 Peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolut ion s Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals pl c, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation. Share prices from 12/9/2020, the last trading day before Alkermes annou nce d its Value Enhancement Plan, through 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations

Executing on Our Strategic Priorities to Drive Value Creation

Execution of our Strategy Has Yielded Significant Results

Stock Price	Since change implemented through Value Enhancement Plan (VEP)[1] • Stock increase: +49% • Increase vs. peers: +61% • Revenue multiple increase: +50%

		Action	Result
1	Governance	Assessed Board needs and governance changes to ensure successful transformation	• 7 new directors since Sept 2019, ~70% change, 3 are of diverse gender or race / ethnicity • 4/7 new directors appointed with shareholder support • New backgrounds: CFO, institutional investor, M&A, public health, R&D / medical, corp. governance • Approved Board declassification in 2021, to be fully declassified by 2024 Annual General Meeting
2	Commercial Portfolio	Focus on commercializing our internally developed products	• Obtained FDA approvals for two internally developed products, LYBALVI® and VUMERITY® • $212M of 2022A revenue generated by LYBALVI and VUMERITY[2]
3	Growth	Bring increased growth across our business, with specific focus on proprietary product growth	• Proprietary product revenues grow from $525M in 2019 → $918M in 2023E[3] • LYBALVI launch on track to generate net revenues of ~$200M[3] in 2nd year
4	R&D	Focus on advancing our pipeline	• Nemvaleukin alfa: monotherapy and combination therapy anti-tumor activity, granted Fast Track designation in multiple indications, advanced to potential registrational trials • Advanced early-stage neuroscience pipeline with ALKS 2680 in phase 1, POC[4] expected 2023
5	Profitability	Established long-term profitability targets Focus on cost containment	• Delivered savings in excess of $40M per year through headcount reductions • Secured favorable Final Award in Janssen arbitration; re-established significant royalty revenue streams
6	Focus	Establish clear value propositions for neuroscience & oncology businesses Simplify capital allocation decision-making and increase flexibility	• Separation expected to be completed in H2 2023; CEO appointed for oncology business • Separation to accelerate and enhance profitability for neuroscience business

Significantly refreshed Board has overseen management's successful execution of its strategy

[1] Share prices from 12/9/2020, the last trading day before Alkermes announced its Value Enhancement Plan (VEP), through 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations; Peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolutions Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation.

[2] Marketed exclusively by Biogen

[3] Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations

[4] Abbrev: POC: Proof of Concept

Alkermes | 10
© 2023 Alkermes. All rights reserved.

Strong Stock Price Performance Through the Unaffected Date[1]

TSR – L3Y[2]


58%
(8%)
(1%)
19%
ALKS
Peer Median
XBI
NBI

TSR – Since December 2020 Value Enhancement Plan[1,2,3]


49%
(12%)
(34%)
(7%)
ALKS
Peer Median
XBI
NBI

TSR – LTM[2]


14%
11%
1%
6%
ALKS
Peer Median
XBI
NBI

[1] Unaffected date is 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations
[2] TSR - Total shareholder returns; LTM – Last Twelve Months; Market data as of 2/3/2023; TSR based on share price movement adjusted for dividends; peers include Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolutions Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation.
[3] Share price from 12/9/2020, the last trading day before Alkermes announced its Value Enhancement Plan

Alkermes | 11
© 2023 Alkermes. All rights reserved.

Outperformance Also Since the Unaffected Date[1,2]

2/3/2023 (Unaffected Date) Through 2/15/2023 (Pre-ALKS Q4 2022 Earnings Announcement)



(1%)
(4%)
(5%)
(2%)
ALKS
Peer Median
XBI
NBI

The market movement following the unaffected date (the day before Sarissa filed its 13D/A indicating it may nominate directors) suggests limited public support for Sarissa's impending campaign

2/15/2023 (Pre-ALKS Q4 2022 Earnings Announcement) Through Current



13%
1%
1%
(2%)
ALKS
Peer Median
XBI
NBI

However, the market responded significantly to the Company's Q4 2022 Earnings Announcement and favorable Final award as demonstrated by the 12-15% outperformance of peers and key indices

2/3/2022 (LTM to Unaffected Date) Through Current



27%
9%
(3%)
2%
ALKS
Peer Median
XBI
NBI

The 16-month period since the unaffected date is consistent with the Company's outperformance in the LTM period since the unaffected date

[1] Unaffected date is 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations
[2] TSR - Total shareholder returns; Market data as of 6/6/2023; TSR based on share price movement adjusted for dividends; peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolutions Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation

Alkermes | 12
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 13 2.5x 3.8x Prior to Value Enhancement Plan Announcement (12/9/2020) 2/3/2023 Enterprise Value / NTM Revenue Significant Expansion of Alkermes’ Valuation Multiple over the Last Three Years 1 Abbrev: NTM - Next - twelve - months; NTM forward revenue as reported by CapIQ; Capitalization taken from public company filings 2 Based on market cap weighted average EV / NTM revenue of current NBI constituents as of 12/9/2020 and 2/3/2023. Excludes mult ip les over 100x and companies for which no consensus NTM revenues were available 3 Market data as of 12 /9/2020, the last trading day before Alkermes announced its Value Enhancement Plan; Capitalization based on 163.4M fully dilu ted shares outstanding (including restricted stock units, performance stock units, and options) at a stock price of $18.35; $276M of gross debt, and $597M of cash and cash equivalents; Next - twelve - months forward revenue of $1,071M 4 Market data as of 2 /3 /2023, the last trading day prior to Sarissa’s Schedule 13D/A disclosing its notice of director nominations; Capitalization based on 172.4M fully diluted shares outstanding (including restricted stock units, performance stock units, and options) at a stock price of $27.35; $293M of gross debt, and $740M of cash and cash equivalents; Next - twelve - months forward revenue of $1,123M 3 4 The market believes in our transformation strategy

Analysts Agree: Optimism around Alkermes' Progress & Prospects

"ALKS clearly has the flexibility to not only effectuate the spin-out of a funded oncology business but also execute on the addition of assets that can bolster the neuropsychiatry pipeline. We believe that ***ALKS is well-positioned for meaningful further value creation, at a current EV/PF 2024E EBITDA multiple of ~11x*** *(i.e., neuropsychiatry business)."*

PIPER | SANDLER

April 26, 2023

*"****We remain bullish on ALKS. We continue to believe the planned separation would unlock value for the oncology business and the standalone neuroscience company****, transforming it into a more attractive entity given the potential blockbuster opportunity from LYBALVI and ALKS 2680 (orexin 2 agonist) and the leaner operating cost structure."*

MIZUHO

April 26, 2023

"Outperformance has been delivered, in our view, on ***an attractive combination of commercial delivery*** *(solid 4Q22 commercial results and FY2023 guidance),* ***the declaration of a more focused strategy*** *(with the planned separation of the oncology and neuroscience businesses),* ***and the emergence of a pipeline asset, ALKS 2680.****"*

Goldman Sachs

April 18, 2023

"ALKS put up one of its better Q's in yrs. The '23 guide was solid – LYBALVI guide was ~5% higher vs cons. & implies inflection in '23 likely on the back of DTC efforts… ***This remains the best idea in our coverage*** *given base business execution + blue sky upside w/ OX2."*

Jefferies

February 16, 2023

Alkermes | 14
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 15 Overview of Recent Board Refreshment = Joined since 2019 1 Director tenure excludes service on the Alkermes, Inc. board prior to the carve - out acquisition of Elan Drug Technologies from Elan Corp. plc, effective Sept. 16, 2011; following the transaction, the two businesses were combined under newly - formed Alkerme s plc 2 Director tenure calculated as of date of the 2023 Annual General Meeting of Shareholders (June 29, 2023) 3 Includes diversity in terms of gender or race/ethnicity * = Appointed with shareholder support Board of Directors: Current Nominees and Incumbent Directors 4.3 Years Average Director Tenure 1,2 Richard F. Pops (Chairman and CEO) Emily Peterson Alva (Elliott Designee) * Shane M. Cooke David A. Daglio, Jr. * Richard B. Gaynor, M.D. Cato T. Laurencin , M.D., Ph.D. ( Sarissa Designee) * 46% Diverse Directors 3 Brian P. McKeon * Nancy L. Snyderman, M.D. Frank Anders Wilson Christopher I. Wright, M.D., Ph.D. Nancy J. Wysenski Refreshed 70% of Independent Directors Since 2019 1 • Appointed 4 new independent directors to the Board with input from Elliott or Sarissa • Appointed directors with qualifications deemed necessary by the Board and shareholders, including: a) Public company CFO b) Buyside investment ( fmr . CIO of actively managed fund) c) M&A / Strategy d) Public health e) R&D / Medical (neurology, oncology) • Board declassification process underway; to be fully declassified as of 2024 Annual General Meeting 1 2 3

© 2023 Alkermes. All rights reserved. 16 10 20 30 40 50 Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 Feb-21 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Aug-22 Oct-22 Dec-22 Feb-23 ALKS Earnings Release ALKS Key Governance Initiatives ALKS Key Operational Initiatives License Arbitration Initial COVID Impact on Financial Markets Driving Value Creation through 4 Years of Strategic and Governance Change $22.42 1 ALKS: $27.35 +22% A B C D F H J I L N M O 1 Indexed to ALKS share price on 6/3/2019 through 2/3/2023, the last trading day prior to Sarissa’s Schedule 13D/A disclosing i ts notice of director nominations 2 Peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolut ion s Inc., Exelixis , Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation 1 Sep - 13 - 19: Announced 2 new director appointees and 1 director retirement A Jul - 29 - 20: Announced its decision and process to declassify the Board D Dec - 10 - 20: Entered into Cooperation Agreement with Elliott Announced Value Enhancement Plan Announced 2 new director appointees (with Elliott support) and 2 director retirements Agreed to form Financial Operating Committee of the Board F Nov - 19 - 21: Announced 1 new director appointee (designated by Sarissa ) O Jan - 10 - 22: Sarissa announced intent to nominate two directors at 2022 Annual General Meeting P May - 26 - 22: Announced 1 new director appointee Announced retirement of 2 directors R Oct - 23 - 19: Announced restructuring, eliminating 160 positions B Dec - 10 - 20: Announced establishment of multi - year profitability targets as part of the Value Enhancement Plan G Jun - 1 - 21: Announced FDA approval of LYBALVI® J Oct - 25 - 21: Announced initiation of second potential registrational trial of nemvaleukin alfa Oct - 26 - 21 : Announced nemvaleukin alfa receipt of second Fast Track Designation L Oct - 27 - 21: Nomination of ALKS 2680 (OX2R) candidate M Nov - 8 - 21: Announced receipt of notice of partial termination of two license agreements with J&J Janssen N Oct - 29 - 19: FDA approval of VUMERITY® C G R P Apr - 30 - 21: Announced entry into settlement agreement with Sarissa H May - 20 - 21: Announced 1 new director appointee (designated by Elliott) I Despite all the positive changes we’ve made to drive value creation, Sarissa still nominated directors in 2023 for the third time K Aug - 2 - 21: Announced nemvaleukin alfa receives first Fast Track Designation K Nov - 02 - 22: Announced intent to explore separation of oncology business S S Feb - 6 - 23: Sarissa announced intent to nominate three directors at the 2023 Annual General Meeting U U Peer Median 2 : $22.38 (0%) Dec - 4 - 20: Sarissa privately submitted notice of intent to nominate one director at 2022 Annual General Meeting E E Apr - 26 - 22: Initial quarters of LYBALVI® launch exceeded analyst expectations Q Q Jan - 6 - 23: Announced favorable First Interim Award in Janssen arbitration T T

2 Developed Attractive Commercial Neuroscience Portfolio

		Indication	Q1 23 LTM[1] Rev ($M)	Approval Date	Remaining Patent Life	Differentiation
Proprietary	Vivitrol (naltrexone for extended-release injectable suspension) 380 mg/vial	Alcohol dependence (AD) Prevention of relapse to opioid dependence (OD), following opioid detoxification	$391	April 2006 (AD) October 2010 (OD)	6 Years*†	• Extended-release opioid antagonist provides therapeutic levels of naltrexone for a one-month period • First and only long-acting antagonist for the treatment of alcohol dependence and for the prevention of relapse to opioid dependence following detoxification[2]
Proprietary	ARISTADA (aripiprazole lauroxil) / ARISTADA INITIO	Schizophrenia	$310	October 2015 June 2017	16 Years	• Novel molecular entity allows for extended-release formulation with four doses and three dosing schedules • When used with the ARISTADA INITIO® regimen, ability to dose on day one for 4-, 6- or 8-weeks[3]
Proprietary	★ LYBALVI (olanzapine and samidorphan)	Schizophrenia Bipolar I disorder	$120	May 2021	9 Years	• Once-daily, oral atypical antipsychotic composed of olanzapine, an established antipsychotic agent, and samidorphan, a new chemical entity • Demonstrated proven efficacy, similar to that of olanzapine; associated with less weight gain than olanzapine in pivotal clinical study in schizophrenia designed to assess weight gain over time[4,5,6]
Royalty	★ VUMERITY® [7] (diroximel fumarate)	Relapsing forms of multiple sclerosis (MS)	$114[7]	October 2019	10 Years†	• Clinically meaningful efficacy of TECFIDERA® [8] • Offers the well-understood safety of TECFIDERA® and additional data from patient-reported outcomes in a 500-person phase 3 open-label study, in which people taking VUMERITY reported fewer days with stomach problems and greater persistency than those taking TECFIDERA[8, 9, 10]

One of the few mid-cap biotech companies to have internally developed multiple FDA-approved products[11]

*Under the terms of a settlement and license agreement entered into in July 2019 with Amneal Pharmaceuticals LLC ("Amneal"), Alkermes granted Amneal a non-exclusive license under certain patents covering VIVITROL®, including the remaining patent covering VIVITROL® in the U.S., to market and sell a generic formulation of VIVITROL® in the U.S. beginning sometime in 2028 or earlier under certain circumstances
† Subject to Paragraph IV certification related to an abbreviated new drug application seeking FDA approval of a generic version. A patent infringement lawsuit has been filed against the VIVITROL Paragraph IV filer and is ongoing
1 Abbrev: LTM - Last Twelve Months
2 Please see full prescribing information ("PI") for VIVITROL at www.vivitrol.com/content/pdfs/prescribing-information.pdf
3 ARISTADA INITIO® + single 30 mg oral dose of aripiprazole replaces need for concomitant three weeks of oral aripiprazole for initiation of ARISTADA®. The first ARISTADA® dose may be administered on the same day as ARISTADA INITIO® or up to 10 days thereafter. Full PI for ARISTADA®, including Boxed Warning, may be found at www.aristada.com/downloadables/ARISTADA-PI.pdf
4 Inclusion of samidorphan in LYBALVI® did not appear to negatively impact the efficacy of olanzapine and appeared to result in less weight gain than was seen with olanzapine alone (PI for LYBALVI® at https://www.lybalvi.com/LYBALVI-Prescribing-Information.pdf; see section 14.1 of PI)
5 Increased weight was the most common adverse reaction in patients treated with LYBALVI® in ENLIGHTEN-1 and ENLIGHTEN-2. Other common adverse reactions were somnolence and dry mouth; LYBALVI® was associated with less weight gain versus olanzapine in patients with schizophrenia at week 24
6 Please see full PI, including Boxed Warning, at www.lybalvi.com/lybalvi-prescribing-information.pdf
7 Marketed by Biogen; Q1 23 LTM Sales represents royalties and manufacturing fees to Alkermes; Alkermes receives a 15% royalty with no associated costs on Biogen's worldwide net VUMERITY® sales
8 VUMERITY® PI, Biogen, Cambridge, MA.
9 Naismith RT, et al. CNS Drugs. 2020;34(2):185-196
10 See VUMERTITY® website at Vumerity.com/en_us/home/about/common-side-effects.html
11 Based on current commercial portfolios of companies with a market cap range of $2Bn to $10Bn, internally developed products defined as products brought into pivotal trials by their only originator from Phase 1 or earlier

★ Approved since 2019

Alkermes | 17
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 18 $0 $50 $100 $150 2020 2021 2022 2023E Execution Has Yielded Significant Growth Across Our Portfolio $0 $100 $200 $300 $400 2016 2017 2018 2019 2020 2021 2022 2023E Re - Established VIVITROL ® Growth After COVID - 19 Disruption ARISTADA ®* Growth Outpaced the aLAI 1 Market $0 $50 $100 $150 $200 $250 $300 $350 2016 2017 2018 2019 2020 2021 2022 2023E * Inclusive of ARISTADA INITIO® ** Source: IQVIA NPA Weekly through 5/19/23 1 Atypical Long - Acting Injectable 2 Reflects midpoint of financial expectations provided on June 6, 2023 , which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations 3 Reflects broker consensus estimates for 2023E as of June 1, 2023, as management does not provide guidance on VUMERITY royalty revenues Strong LYBALVI® TRx Growth Since Launch** Strong VUMERITY ® CAGR Since Launch 3 Financial Expectations 2 Net Sales ($M) Net Sales ($M) Royalty and Manufacturing Revenues ($M) 3 TRx By Week Consensus Expectations 3 0 500 1,000 1,500 2,000 2,500 3,000 3,500 1 11 21 31 41 51 61 71 81 Week

© 2023 Alkermes. All rights reserved. 19 Exceeded Expectations for LYBALVI® Launch; Highlights Strong Commercial Execution and Capabilities LYBALVI Launch Has Exceeded Analyst Expectations LYBALVI’s Differentiated Product Profile has Resonated with Prescribers • Proven efficacy with evidence of attenuated weight gain compared to olanzapine in patients with schizophrenia • Designed to help address significant unmet need in bipolar I disorder and schizophrenia treatment paradigm • LYBALVI’s product profile drove strong initial uptake with ~9.3K prescribers in the first six quarters of launch Experienced Psychiatry Field Force and Commercial Expertise • Optimized field force targets focused healthcare provider universe, prioritized for high - potential prescribers • Drives growth through direct - to - consumer campaign designed to build awareness Synergies Across Products Enable Operating Leverage • Psychiatry field sales organization calls on highly synergistic prescriber universe for LYBALVI and ARISTADA® • Launch leverages existing commercial infrastructure: marketing, managed markets, patient support services, commercial operations, State and Federal policy efforts Unique Product Profile; Positioned to Drive Operating Leverage with Sophisticated Commercial Presence and Capabilities in Psychiatry 3 $0 $10 $20 $30 $40 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Net Sales ($M) Successful launch highlights execution and ability to drive operating leverage Launch - to - date LYBALVI net sales have exceeded pre - launch consensus estimates by 45%

3 Increased Proprietary Revenue by ~75% in 4 years


2019A
2023E[1]
$525M
Total Proprietary Revenue
+75%
$918M
Total Proprietary Revenue
VIVITROL®
ARISTADA®*
LYBALVI®

Board's strategic focus on growing proprietary revenues has delivered significant results

* Inclusive of ARISTADA INITIO®
[1] Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations

Alkermes | 20
© 2023 Alkermes. All rights reserved.

4 Advanced Pipeline to Drive Long-Term Value Creation

Revamped R&D Approach:

- Employ a disciplined and integrated approach to target selection, development and lifecycle management with **continuous evaluation of potential medical and economic value**
- Aim to **de-risk programs** early through efficient development designed to expedite time to data and **adherence to pre-established success criteria and stage-gates throughout development process**
- Programs selected to **leverage existing infrastructure** and **molecular design expertise**
- **Focus on broad patient populations** with well defined opportunities
  - Narcolepsy affects ~200,000 people in U.S. and 3M people globally[4] with evidence supporting OX2R potential[5]
  - Nemvaleukin alfa has the potential to address hundreds of thousands of patients, enabled by its IL-2 mechanism which we believe can potentially be utilized across a range of solid tumors



Mid-2019 Pipeline
Discovery / Preclinical
Phase 1
Phase 2
Phase 3
NDA
Neuroscience
LYBALVI®
Schizophrenia / Biopolar I
VUMERITY®
Multiple Sclerosis
Subsequently Approved
Oncology
Nemvaleukin alfa¹
IL-10 Fusion Proteins



Current Pipeline
Discovery
Preclinical
Phase 1
Phase 2
Phase 3
Neuroscience
Olanzapine and samidorphan
Schizophrenia / Bipolar I (pediatric)
ALKS 2680
Narcolepsy
Orexin Agonists
Non orphan indications
Oncology
Nemvaleukin alfa²
Platinum Resistant Ovarian Cancer
Nemvaleukin alfa³
Mucosal Melanoma
IL-12
IL-18
Planned separation in H2 2023
Disclosed in Last 4 Years

[1] Intravenous dosing in phase 2
[2] In combination with pembrolizumab; Granted Fast Track designation
[3] Also being explored in cutaneous melanoma and other solid tumors; Granted Fast Track designation; Granted Orphan Drug designation
[4] Global Narcolepsy Drugs Market, Forecast 2019-2025. Allied Market Research
[5] Nagahara T. Design and Synthesis of Non-Peptide, Selective Orexin Receptor 2 Agonists. *J. Med. Chem.* 2015;58:7931–7937

Alkermes | 21
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 22 Streamlined Operations, Improved Efficiencies Across the Company 5 Optimized commercial team to efficiently support launch of LYBALVI® Streamlined enterprise support infrastructure Significantly restructured business operations (R&D, Commercial & G&A) ENTERPRISE OPPORTUNITY Delivered savings in excess of $40M per year through headcount reductions since the launch of the Value Enhancement Plan Maintained sharp focus on headcount management to drive resource prioritization Streamlined multiple commercial field teams, focusing resources on psychiatry sales force Optimized back - office support model, including off - shoring certain activities Evaluated enterprise IT needs across the business; developed roadmap to further streamline processes, platforms and service levels Optimized R&D portfolio investment, eliminating non - core assets Realized significant operating leverage with launch of LYBALVI Reallocated commercial investment to support LYBALVI Allowed for the full launch of LYBALVI in multiple indications with under $30M of incremental commercial spend in first full year of launch Expanded strategic sourcing support across the business to drive value for money Critically evaluated other pipeline opportunities, focusing resources on LYBALVI lifecycle management and ALKS 2680 opportunity in narcolepsy Planned separation of oncology business to enhance focus on core neuroscience capabilities PROGRAMS

5 Commitment to Profitability Targets Guides Strategic Decisions

- The Company maintained its focus on aggressive profitability targets despite loss of significant revenue from Janssen royalty payments
- Plan to achieve profitability targets through active management of cost structure, adapted to revenue growth profile
- Despite reinstatement of Janssen's royalty payments[1], the Company continues to exclude them from the profitability targets to better focus on the growth of our proprietary products and our management of the business



Excludes Janssen Royalty Revenues
NGNL/Revenue**
Profitability Targets NGNI/Revenue*
40%
30%
20%
10%
0%
-10%
-20%
-30%
2020A
2021A
2022A
2024E
2025E
(27%)
(20%)
(6%)
25%
30%
20%
25%
Profitability Targets EBITDA/Revenue*

*The Company is not providing reconciliations of, or comparable GAAP measures for, forward-looking non-GAAP profitability targets because the comparable GAAP measures are not determinable without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain future financial amounts necessary for such reconciliations, which amounts could have a significant impact on the Company's future financial results, including such non-GAAP profitability targets and the comparable GAAP financial measures

**Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the appendix of this presentation beginning on page 51

[1] In November 2021, Janssen notified Alkermes of its intent to partially terminate two license agreements with Alkermes. In April 2022, Alkermes commenced binding arbitration related to these terminations and to Janssen's nonpayment of royalties on U.S. sales of products developed during the terms of these agreements. In May 2023, Alkermes received a Final Award from the arbitration panel in which it ruled that Janssen may not continue to sell products developed during the term of the agreements without continuing to pay royalties to Alkermes, that the royalty term for each of the three- and six-month formulations of INVEGA expires in 2030, and the royalty term for CABENUVA expires in 2036. As of June 1, 2023, Janssen has paid all back royalties for 2022 and reinstated payment of royalties for 2023

NGNI: Non-GAAP net income; NGNL: Non-GAAP Net Loss; EBITDA: Earnings before interest, tax, depreciation, amortization

Alkermes | 23
© 2023 Alkermes. All rights reserved.

5 Overcoming Obstacles to Profitability through Direct and Decisive Action: A Case Study in the Partial License Termination

2021 — 2022 — 2023

Nov-8-21:

Alkermes announces receipt from Janssen Pharmaceutica of notice of **partial termination of two license agreements**, pursuant to which Janssen ceased payment of all know-how royalties related to INVEGA SUSTENNA®, INVEGA TRINZA®, INVEGA HAFYERA® and CABENUVA® (in the U.S.) **representing ~$200M of annual revenues**

Nov-21 – Apr-22:

Alkermes consistently discloses its strong belief that its proprietary technology enabled, and is used in, the Janssen INVEGA and CABENUVA products and that such products may not continue to be sold without payment of royalties to Alkermes

Alkermes **repeatedly engaged with Janssen, pursuant to the dispute resolution provisions** of the agreements, to resolve the dispute amicably

Apr-19-22:

Alkermes announces the **commencement of binding arbitration** proceedings in connection with Janssen's partial termination in the United States of two license agreements

Dec-21-22:

Alkermes receives a first interim award pursuant to which the **arbitral tribunal agreed with Alkermes' position** that, while Janssen may terminate the agreements, it may not continue to sell Products (as defined in the agreements) developed during the term of the agreements without paying royalties on such sales

Apr-25-23:

Alkermes announces **receipt of the second interim award from the arbitral tribunal**, pursuant to which the arbitral tribunal affirmed the first interim award and found that Janssen owed Alkermes approximately $194M of back royalties for 2022 and that Janssen owes Alkermes royalties on sales of each product for a 15-year term from the first commercial sale of such product, subject to agreement expiry

June-6-23:

Alkermes announces **receipt of a favorable Final Award** in its arbitration with Janssen and receipt of **approximately $245 million of back royalties related to 2022 and Q1 2023** U.S. net sales from Janssen

Board acted swiftly to protect shareholders; Recently obtained favorable Final Award in arbitration with Janssen requiring payment of ~$245 million in royalties related to 2022 and Q1 2023, as well as reinstatement of royalty payments moving forward

Alkermes | 24
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 25 Separating the Alkermes Oncology Business Expected to Yield Value for Shareholders • Separation anticipated H2 2023 • Submitted confidential Form 10 • Appointed Caroline J. Loew, Ph.D. as CEO 1 VUMERITY® is licensed to and commercialized exclusively by Biogen 2 Assuming separation of the company’s oncology business is effected through a spin – off of the oncology business into an independe nt, publicly – traded company 6 Mural Oncology 2 Oncology Development Pipeline & Capabilities Established Commercial Infrastructure in Complex Markets Neuroscience R&D Capabilities and Pipeline Proprietary Commercial Products Royalty & Manufacturing Revenues 1 Complex Manufacturing Capabilities

© 2023 Alkermes. All rights reserved. 26 • Creates opportunity to attract oncology - focused investors • Late - stage development asset with potential pivotal data readout in 2024 – Nemvaleukin alfa: novel, investigational, engineered IL - 2 variant with durable responses as both monotherapy and combination therapy across a range of tumor types • IL - 12 and IL - 18 programs in preclinical development with potentially differentiated therapeutic properties – Candidate nomination for both programs expected in 2024 • Advanced protein engineering capabilities Mural Oncology Separating the Alkermes Oncology Business Expected to Yield Value for Shareholders (Cont’d) 6 • Announced the evaluation of strategic opportunities as part of its December 2020 VEP announcement • In its review of strategic alternatives, Board determined that oncology separation would likely unlock value for shareholders – Drive a sharp strategic focus with distinct management teams with relevant therapeutic expertise – Simplify capital allocation decision - making and increase flexibility – Enable capital markets to better assess value, performance and potential, and attract a long - term shareholder base suited to each business – Accelerate profitability in neuroscience business – Enable oncology program expansion • Separation of the company’s oncology business is effected through a spin – off of the oncology business into an independent, publicly – traded company Board Initiative and Review Led to Separation • Establishes pure - play, commercial - stage neuroscience company • Commercial progress – Strong uptake of LYBALVI® launch – Continued growth of VIVITROL® and ARISTADA® • Profitability – Profitability targets accelerated to 2024 and 2025 • Pipeline advancements ‒ ALKS 2680: orexin 2 receptor agonist for the treatment of narcolepsy in phase 1 trials with data expected in 2023 Neuroscience Value Propositions for Stand - Alone Businesses

Our Commitment to Board Refreshment and Strong Corporate Governance

Qualified Board Driving Growth, Profitability, and Value Creation



(2011)

Richard F. Pops – Chairman / CEO (F)

- Chairman / CEO of Alkermes
- **Current Outside Public Boards**: Neurocrine Biosciences
- **Other Relevant Boards**: Biotechnology Industry Organization (BIO) and Pharmaceutical Research and Manufacturers of America (PhRMA)

Industry Leader w/ Practical Operational Experience



(2021)

Emily Peterson Alva – Independent Director (F) (N)

- Former M&A Partner at Lazard (focus on transactions and strategic evaluations, with specific expertise in Healthcare)
- Strategic Advisor to CEO and Board of Constellis
- **Current Outside Public Boards**: Amneal Pharma

Global M&A Banker w/ Expertise in Complex Healthcare Transactions



(2020)

Brian P. McKeon – Independent Director (C) (F)

- EVP / CFO / Treasurer of IDEXX Laboratories
- Former EVP / CFO of Iron Mountain
- Former EVP / CFO of Timberland Co.

Public Company Finance and Capital Allocation Leadership



(2018)

Shane M. Cooke – Independent Director

- Former President of Alkermes (retired 2018)
- Former EVP / Head of Drug Technologies / CFO of Elan Corp.
- **Current Outside Public Boards**: Prothena Corp., Endo International

Global Biopharma Executive Leadership & Irish Resident Director



(2020)

David A. Daglio, Jr. – Independent Director (A) (F)

- Former EVP / Chief Investment Officer / Executive Director of Mellon Investments Corp.; also served as Mellon's head of Opportunistic Value Strategies
- Former management consultant at Deloitte

Distinguished Equity Portfolio Manager



(2013)

Nancy J. Wysenski – Lead Independent Director (C)

- Former EVP / Chief Commercial Officer at Vertex
- Former COO at Endo Pharma, Endo International, and Endo Pharma Solutions
- **Current Outside Public Boards**: Cytokinetics

Proven Commercial Pharma Leader



(2019)

Richard B. Gaynor, M.D. – Independent Director (C)

- President, Chief of Research and Development at BioNTech US
- Former SVP, Clinical Development and Medical Affairs at Eli Lilly
- **Current Outside Public Boards**: Infinity Pharma, Zai Lab

R&D Expertise Across Various Disciplines (Academic/Operational)



(2021)

Cato T. Laurencin, M.D., Ph.D. – Independent Director (N)

- CEO, Cato T. Laurencin Institute for Regenerative Engineering
- University Professor at University of Connecticut
- Member of the National Science Foundation and NIH Advisory Council
- **Current Outside Public Boards**: MiMedx Group

Medical and Public Health Expertise in Various Therapeutic Areas



(2022)

Christopher I. Wright, M.D., Ph.D. – Independent Director (N)

- Chief Medical Officer at Ring Therapeutics
- Former SVP, Chief Medical Officer at AavantiBio
- Former SVP, Chief Medical Officer at Cyclerion Therapeutics
- Former Associate Professor of Neurology at Harvard Medical School and board-certified practicing neurologist at Brigham and Women's Hospital

Extensive Clinical Development Experience w/ Neuroscience Expertise



(2016)

Nancy L. Snyderman, M.D. – Independent Director (A) (N)

- Consulting Professor in the School of Global Health at the Stanford University Center for Innovation in Global Health
- Former Otolaryngologist at California Pacific Medical Center
- **Current Outside Public Boards**: Axonics, Lyra Therapeutics, Future Health ESG Corp.

Experienced Physician w/ Communications Background



(2019)

Frank Anders ("Andy") Wilson – Independent Director (A) (F)

- Former SVP / CFO / Chief Accounting Officer at PerkinElmer
- Former VP, Investor Relations and Finance at Danaher Corp.
- Former VP, Finance / Division CFO at AlliedSignal (now Honeywell International)
- **Current Outside Public Boards**: Cabot Corp., Novanta

Finance / Accounting Expertise in Life Sciences

Legend:

- Committee Chair
- Joined since 2019
- Up for Election in 2023
- A – Audit and Risk Committee
- C – Compensation Committee
- F – Financial Operating Committee
- N – Nominating and Corporate Governance Committee

Alkermes | 28

© 2023 Alkermes. All rights reserved.

Appointed Four Directors with Shareholder Support

	David A. Daglio, Jr.	Brian P. McKeon	Emily Peterson Alva – Elliott Designee	Dr. Cato Laurencin – Sarissa Designee
	 *Director since December 2020*	 *Director since December 2020*	 *Director since May 2021*	 *Director since November 2021*
ALKS Committee Membership	Audit and Risk Committee, Financial Operating Committee	Compensation Committee, Financial Operating Committee (Chair)	Financial Operating Committee, Nominating and Corporate Governance Committee	Nominating and Corporate Governance Committee
Key Experience	Mellon Investments Corporation: EVP / Chief Investment Officer / Executive Director (2017 – 2019); Non-Executive Director (2019 – 2020)	IDEXX Laboratories: EVP / CFO / Treasurer (2014 – Present); Director (2003 – 2013)	Lazard (1997 – 2013): Most recently as an M&A Partner and Managing Director	UConn (2008 – Present): Professor of Orthopaedic Surgery and Professor of Chemical & Biomolecular Engineering, Materials Science & Engineering, and Biomedical Engineering
Key Skillsets	Seasoned institutional investor, with CIO perspective and strong leadership experience	Financial and management expertise; public company executive and director experience	Extensive experience in complex financial, transactional and governance matters	Global leader in fields spanning science, engineering, and medicine; strong advocate for social justice and public health
Activist Endorsement	*"[B]oth David Daglio and Brian McKeon **will add significant value to Alkermes' Board** and the newly formed board committee."* – Elliott representative ELLIOTT		*"**Elliott strongly supports Emily's appointment** to the Alkermes Board and its newly formed Financial Operating Committee. Emily brings **significant financial and strategic expertise** to the Board. This is another welcome step by Alkermes to drive value creation for shareholders as the company implements its Value Enhancement Plan and builds on recent operational progress."* – Elliott representative ELLIOTT	*"The **nomination of Dr. Laurencin is a positive outcome for shareholders.** I expect that he will provide a fresh perspective to the Alkermes board, and I am confident he will work with other board members to focus on optimal capital allocation and operational excellence for the benefit of all shareholders."* – Alex Denner, Ph.D. (Sarissa CIO / Founder) SARISSA CAPITAL

Our Board has a history of working with shareholders on Board refreshment and composition

Alkermes | 29
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 30 Board Focused on Risk Oversight The Board and its committees closely monitor, manage, and mitigate risk Committees and Responsibilities / Oversight • Review operating and corporate strategy, including key risks and mitigations • Oversee enterprise risk management and crisis situation management • Monitor and advise on Environmental, Social and Governance (“ESG”) practices and policies • Act in the best interest of shareholders • Review compensation programs based on business objectives, market trends, peer practices, and shareholder feedback • Review and approve executive compensation • Incorporate ESG objectives into compensation plans • Evaluate Board refreshment, size, composition, member criteria, and function of Board and its committees • Review shareholder nominations and proposals, and recommend appropriate Board action • Oversee corporate governance practices / policies and compliance, including succession planning, talent development and reten tio n, EHSS, and corporate responsibility matters • Oversee achievement of established profitability targets • Oversee implementation of cost optimization and operational efficiency plans • Evaluate options related to non - core assets (including potential monetization and divestiture paths), such as the separation of the oncology business • Assess risks to the Company, including strategic, operational, regulatory, compliance, information security, and external ris ks • Oversee financial filings, internal controls over financial reporting and the independent auditor, and integration of related di sclosures into SEC filings • Review funding needs, material financing plans, and investment policies Board Compensation Committee Nominating and Corporate Governance Committee Financial Operating Committee Audit and Risk Committee

Transformed Corporate Governance

Governance Highlights	Alkermes	Recent and Ongoing Governance Developments
Annual Director Elections	✓	✓ Starting with the Company's 2022 Annual General Meeting, all directors to be elected for one-year terms ✓ Board to be fully declassified as of the 2024 Annual General Meeting
High % of Diverse Directors	✓ 46%	**Diverse, Independent and Refreshed Board** ✓ Deliberate Board refreshment reflective of shareholder feedback – 40% of independent directors selected with shareholder support ✓ Focus on enhancing diversity of background, skillsets and experience on our Board ✓ 3 / 5 Board leadership positions held by women ✓ Over 90% of the Board is independent
High % of Independent Directors	✓ 91%	
Low Average Tenure[1]	✓ 4.3	
Majority Vote Standard to Elect	✓	✓ Majority voting standard for uncontested elections, with plurality voting for contested elections, as proposed by the Board and adopted by shareholders at May 2022 Extraordinary General Meeting *"The board's decision to present this proposal to shareholders in advance of what may turn out to be a contested election at the upcoming annual meeting is considered to be an especially positive move."* – ISS Extraordinary General Meeting Recommendation (April 2022)
Shareholders Can Call Special Meetings	✓	**Other ESG Enhancements** **Limited outside directorships** ✓ Adopted revised Corporate Governance Guidelines with increased limits on public company directorships **Increased disclosure relating to ESG initiatives and performance** ✓ Began publishing annual Corporate Responsibility Reports, with the most recent report published in September 2022 ✓ Incorporated ESG objectives into annual compensation plans
Directors May Be Removed With or Without Cause by Simple Majority Vote of Shareholders	✓	
No Poison Pill	✓	

[1] Director tenure excludes service on the Alkermes, Inc. board of directors prior to the completed carve-out acquisition of Elan Drug Technologies from Elan Corp. plc, effective Sept. 16, 2011; following the transaction, the two businesses were combined under a newly-formed company, Alkermes plc; average tenure calculated as of date of the 2023 Annual General Meeting (June 29, 2023)

Alkermes | 31
© 2023 Alkermes. All rights reserved.

Responded to Shareholders and Improved Compensation Program

Extensive Shareholder Engagement to Solicit Feedback

Following our 2022 Annual General Meeting:

Requested engagement meetings with shareholders who collectively held:

~60%

of total shares outstanding

Held engagement meetings with shareholders who collectively held:

~55%

of total shares outstanding

Our Lead Independent Director and other Board members frequently participate in these meetings, alongside senior management

Significant Changes Made to Compensation Program Design in Response to Shareholder Feedback

- ✓ Refined peer group
- ✓ Expanded use of performance-based equity
- ✓ Established long-term incentive plan ("LTIP") metrics tied to shareholder value creation
- ✓ Developed measurable approach and enhanced disclosure around short-term incentive plan ("STIP") payouts
- ✓ Linked executive compensation to long-term profitability
- ✓ Incorporated ESG factors into compensation plans
- ✓ Expanded scope of Clawback Policy

Alkermes has received support for its say-on-pay vote for the past three years as well as support from leading proxy advisors

Alkermes | 32
© 2023 Alkermes. All rights reserved.

Our Experience with Sarissa and Our Views on the Sarissa Nominees

© 2023 Alkermes. All rights reserved. 34 Record of Effectively Collaborating with Shareholders on Value Enhancement • We are focused on driving long - term shareholder value and consider feedback from all of our shareholders – In December 2020, we announced our Value Enhancement Plan, which followed constructive dialogue with a number of our shareholders, including Elliott – Following engagement with Elliott, we added three directors supported by Elliott – Messrs. Daglio and McKeon were appointed in connection with the December 2020 announcement and Ms. Alva was appointed in May 2021 • Since the beginning of Sarissa’s involvement in the Company, we have made an active effort to engage with Sarissa in a collaborative manner – We participated in more than 30 calls and meetings since early 2020, most of which have been constructive – In April 2021, we reached an agreement with Sarissa pursuant to which Sarissa withdrew its nomination notice for our 2021 Annual General Meeting, and which led to the appointment of Dr. Cato T. Laurencin to the Board in November 2021 – Dr. Laurencin met and interviewed with the CEO and various independent directors and was appointed to the Board promptly after Sarissa proposed Dr. Laurencin for the Board Constructive Board Refreshment Strategic Update, Board Refreshment Other Shareholders The December 2020 Value Enhancement Plan was informed by direct engagement with, and feedback from, many of Alkermes’ largest in stitutional shareholders /

© 2023 Alkermes. All rights reserved. 35 Good Faith Engagement with Sarissa, Despite Their Lack of Additive Plans or Proposals • After receiving a second nomination notice from Sarissa in January 2022 , the Company repeatedly offered to work with Sarissa to identify another mutually agreeable director candidate ; Sarissa ultimately abandoned its 2022 campaign . In February 2023 , the Company received a third notice of intention to nominate director candidates and acted in good faith to try to find a solution that would benefit Alkermes shareholders – Over the last six months, prior to and following the receipt of Sarissa’s third nomination notice, numerous independent members of the Board, including the Board’s Lead Independent Director and all members of the Nominating and Corporate Governance Committee (which includes Sarissa’s designee on the Board), have engaged with Sarissa in an attempt to reach an amicable and constructive resolution and avoid a contested election – During this time, Sarissa has not once presented any specific reason why Sarissa’s three director nominees should be on the Board , other than Sarissa “deserves” additional seats on the Board by virtue of being a significant shareholder – Denner’s seat on the board of Biogen poses a significant conflict of interest, and serious, unresolved allegations against Denner for breach of fiduciary duty as a public company director due to insider trading make him unsuitable for our Board – Dr . Denner , Dr . Schlesinger and Ms . Bonfiglio would not bring any new skills that are not already well - represented on the Board ; the current Board is already well positioned to advance our strategy and create value for shareholders Alex Denner’s haphazard engagement, significant potential conflicts, and unresolved allegations of insider trading exclude him as a viable Bo ard candidate

© 2023 Alkermes. All rights reserved. 36 Thorough Review of Candidates by Alkermes Board • The Nominating and Corporate Governance Committee — currently comprised of Dr. Snyderman, Dr. Wright, Elliott designee Ms. Alva, and Sarissa designee Dr. Laurencin — oversees an annual Board evaluation to : ‒ Review the composition, qualifications, experience, and effectiveness of the Board as a whole to ensure alignment with strategic priorities • The full Board also participates in identifying skills and qualifications most desirable to support our strategic priorities • The Board has a strong track record of collaborating with our shareholders, and seeking their support in identifying candidates for appointment to the Board ‒ The Nominating and Corporate Governance Committee considers any shareholder - suggested director nominees ‒ After reviewing all director nominees, the Nominating and Corporate Governance Committee recommends to the full Board director nominees for election at the Annual General Meeting Board Composition – Process Board Composition – Decision Making • The Nominating and Corporate Governance Committee and Board reviewed the current mix of skills and expertise on the Board and determined the Board has a strong and diverse set of skills ‒ The Board has a history of welcoming shareholder feedback and has added four shareholder - supported directors since 2020 • In 2022, the Nominating and Corporate Governance Committee, and the full Board, identified a need for neuroscience and product development expertise ‒ The Board determined such expertise could provide important insight and guidance as the Company seeks to develop medicines to treat complex neurological diseases o The Board added Dr. Christopher Wright in May 2022; Dr. Wright brings significant and relevant expertise in the field of neuroscience • In 2023, the Nominating and Corporate Governance Committee considered the qualifications of Sarissa’s nominees in good faith for the second year in a row ‒ In 2023, all members of the Nominating and Corporate Governance Committee interviewed each of the three Sarissa director nominees ‒ The Nominating and Corporate Governance Committee determined that the Sarissa nominees' attributes and experience are neither additive to the Board at this time nor consistent with the expertise previously identified as important in a new director nominee Alkermes is committed to constructive engagement with shareholders; the Board interviewed all three 2023 Sarissa nominees ind ivi dually

Two Sarissa Employees and Sarissa's Innoviva Nominee Add No New Value to the Board



Alex J. Denner, Ph.D.

✘ **Skills are Not Additive to the Current Refreshed Board**

- Brian McKeon, Emily Peterson Alva, Andy Wilson, Shane Cooke, and David Daglio bring financial and/or transactional expertise; David Daglio brings an investor's perspective
- Shane Cooke, Richard Gaynor, M.D., and Richard Pops, among others, bring extensive healthcare industry and R&D expertise, including as public company directors

✘ **Role on Biogen Board Creates Potential Conflict & Limits Fiduciary Focus**

- Alkermes collects royalty and manufacturing revenue from VUMERITY®, a product licensed to and commercialized by Biogen
- Over the last two years, Biogen has repeatedly disputed certain actions taken by Alkermes in the manufacturing of VUMERITY

✘ **Pending Trial Alleging Breach of Fiduciary Duty Makes Him Unsuitable for our Board**

- In May 2022, the Delaware Chancery Court issued a Memorandum Opinion in the Bioverativ case allowing claims to proceed to trial alleging breach of fiduciary duty, including claims against Denner and Sarissa
- In March 2023, a partial settlement for $84 million with other defendants was reached, but Denner and Sarissa have not been released of claims alleging breach of fiduciary duty related to insider trading
- Trial scheduled for April 2024



Sarah J. Schlesinger, M.D.

✘ **Skills are Not Additive to the Current Refreshed Board**

- Recent additions Richard Gaynor, M.D., Cato Laurencin, M.D., Ph.D., and Chris Wright, M.D., Ph.D. bring medical/R&D expertise relevant to our strategic focus
- 8 of 11 directors have life sciences industry expertise; 7 of 11 directors have scientific expertise and/or R&D experience
- 4 of 11 directors possess Doctor of Medicine degrees

✘ **Not Truly Independent of Sarissa**

- Has served on four public company boards, all with at least one other Sarissa director
- Was appointed to Innoviva's Board as part of a settlement with Sarissa



Patrice Bonfiglio

✘ **Skills are Not Additive to the Current Refreshed Board**

- 11 of 11 directors have more corporate strategy and/or business development experience; 7 of 11 directors have more finance/accounting experience
- 11 of 11 directors currently have or previously had public company board and/or management experience

✘ **Sarissa Insider with Limited Relevant Experience**

- Newly named President of Sarissa (March 2023); employee of Sarissa since 2013
- Only 4 months of public company experience, following recent election to Amarin plc's Board in February 2023

Sarissa's nominees will not bring any new skills to the Board; the current Board is already well-rounded in key areas of importance to the Company

Alkermes | 37
© 2023 Alkermes. All rights reserved.

Allegations of Breach of Fiduciary Duty Against Alex Denner Raise Issues of Judgment and Time Commitment

Background of Insider Trading Allegations	**In May 2017, Denner and another director of Bioverativ were approached by a prospective buyer, Sanofi S.A.** Shares of Bioverativ were trading in the mid-$50s at the time. • Neither director disclosed Sanofi's approach to the Bioverativ board. Instead, Denner accumulated more shares of Bioverativ's stock, octupling Sarissa's holdings and violating the company's insider trading policy. According to the allegations in the lawsuit, Denner repeatedly delayed engagement with Sanofi so that the sale would avoid triggering Section 16 under the Securities Exchange Act of 1934 that would require him to disgorge short-swing profits from sales taking place within 6 months of the purchase. • In November 2017, the rest of the Bioverativ board learned of Sanofi's interest for the first time, when the board received an offer to be acquired for $98.50 per share. When the merger closed on March 8, 2018, Denner and Sarissa received $155.6 million for their shares, representing a profit of $49.7 million. **The stockholders of Bioverativ commenced a class action against Denner and Sarissa, among others, for not disclosing knowledge of Sanofi's interest to the Bioverativ Board while buying more shares to avoid disclosure obligations.**
Critical Commentary From the Court	**On May 26, 2022, the Vice Chancellor J. Travis Laster of the Delaware Court of Chancery denied the defendants' motion to dismiss. The opinion contained several critical remarks against Denner:** "It is reasonably conceivable that **Denner favored a sale disloyally and in bad faith to capture the profits on the shares he secretly purchased** based on inside information about Sanofi's interest.""[…] it is reasonably conceivable that Denner's conflicts tainted the sale process from the jump and that **he steered the Company toward a quick sale to Sanofi to serve his own interests in maximizing his short-term profits from insider trading** at the expense of generating greater value through a competitive bidding process or by having the Company remain independent." "Having **caused Sarissa to buy shares based on inside information**, Denner wanted to achieve a quick sale and bank his profits."
Ongoing Claims Against Denner for Breach of Fiduciary Duty	**A partial settlement for $84 million with other defendants was reached in March 2023—it does *not* include a dismissal of the breach of fiduciary duty claims against Denner for insider trading or the aiding and abetting claims against Sarissa.** Plaintiff's counsel notified the Court that: "The partial settlement does not include a release of the claims that Plaintiff asserts against Alex Denner . . . for breach of fiduciary duty and against Sarissa Capital . . . for aiding and abetting the breach of fiduciary duty . . ." **Trial for the claims against Denner and Sarissa is scheduled for April 2024.**

Alkermes | 38
© 2023 Alkermes. All rights reserved.

Proactive and Thoughtful Refreshment has Resulted in a Board Highly-Qualified to Oversee the Company

	Current Nominees and Incumbent Directors											Sarissa Nominees		
														
	Richard F. Pops	*Emily Peterson Alva*	*Brian P. McKeon*	*Shane M. Cooke*	*David A. Daglio*	*Nancy J. Wysenski*	*Richard B. Gaynor, M.D.*	*Cato T. Laurencin, M.D., Ph.D.*	*Christopher Wright, M.D., Ph.D.*	*Nancy L. Snyderman, M.D.*	*Frank Anders Wilson*	*Alex J. Denner, Ph.D.*	*Sarah J. Schlesinger, M.D.*	*Patrice Bonfiglio*
Board Skills														
Neuroscience Experience	✓			✓			✓		✓					
Financial and/or Transactional Expertise	✓	✓	✓	✓	✓			✓			✓	✓		✓
Commercial Expertise	✓			✓		✓			✓					
Medical Practitioner/R&D Expertise							✓	✓	✓	✓			✓	
Global Business Experience	✓	✓	✓	✓	✓	✓	✓		✓		✓			

Our recent Board refreshment has brought a diversity of skills and experience; Sarissa's nominees are not value additive

Alkermes | 39
© 2023 Alkermes. All rights reserved.

Richard Pops, Shane Cooke, and Dr. Richard Gaynor are Well Positioned to Oversee the Company's Strategy

	Richard Pops	Shane Cooke	Dr. Richard Gaynor	Dr. Denner	Dr. Schlesinger	Ms. Bonfiglio
						
Public Pharmaceutical Company Leadership	• Long-term CEO led Alkermes' growth from a private company to an international, commercial biopharmaceutical company with more than 2,000 employees	• Financial and strategic focused C-Suite positions held at Alkermes and Elan Corporation plc	• Drug development and R&D leadership roles at companies including BioNTech US Inc. (f/k/a Neon Therapeutics, Inc.), Eli Lilly, and Leap Therapeutics	✘	✘	✘
Expertise Overseeing Global Strategy and Operations	• Oversees day-to-day operations of Alkermes, a fully-integrated, global biopharmaceutical company	• Managed various Irish companies and has significant business development and transactional experience	• Chaired Eli Lilly's Oncology R&D Committee and oversaw various collaborations including w/ Merck and AstraZeneca	✘	✘	✘
Clear and Actionable Vision for Alkermes Value Creation	✓	✓	✓	✘	✘	✘

- Richard Pops, Shane Cooke, and Dr. Richard Gaynor possess a mix of operational and strategic skills and experiences that make them well-positioned to oversee Alkermes long-term growth
- Sarissa and Dr. Denner have not put forth any materials suggesting an understanding of our strategy or pushing for any particular change
- Dr. Denner has only claimed that Sarissa deserves a Board seat because they are a significant shareholder
  - A Sarissa designee already serves on our Board – as a result of an agreement reached with Sarissa in 2021, we appointed Dr. Cato T. Laurencin to the Board
  - None of Sarissa's nominees are independent from Sarissa.

Mr. Pops, Mr. Cooke, and Dr. Gaynor bring a unique balance of skills critical to overseeing Alkermes' long-term value creation strategy

Alkermes | 40
© 2023 Alkermes. All rights reserved.

Transformation Has Delivered Significant Value

The Board Recognized the Need for Change and Has Led a Program of Transformation

- **Transformation plan is working, as reflected in the Company's strong stock price performance**
  - Alkermes stock price has increased ~49% since the Company announced its Value Enhancement Plan on December 10, 2020, and the Company's total shareholder return (TSR) has outperformed its peers[1] by 61%, the XBI biotech index by 83% and the NBI biotech index by 56% through the unaffected date[2]
  - The Company's TSR has also outperformed its peers and the aforementioned indices since the unaffected date through yesterday's close of business
- **Driven by the Company's share performance, operational considerations, and shareholder feedback, the Board and management recognized the need in 2019 to realign the Company's priorities, refine its strategic and operational focus, and effect certain governance changes**
  - Implemented a Board-led transformation across multiple facets of the Company, including governance and operations
  - In December 2020, we announced the Company's "Value Enhancement Plan" (Board Refreshment, Profitability Targets, Strategic Options Evaluation) following dialogue with investors, including Elliott Management ("Elliott")
- **The Board oversaw the establishment of three core strategic priorities to drive further shareholder value**
  - *Commercial*: Grow the Company's portfolio of proprietary commercial products
    - Revenues from proprietary products up ~75% from 2019 – 2023E, reaching $918M in 2023E[3]
  - *Pipeline*: Leverage the Company's medicinal chemistry and protein engineering capabilities to advance a pipeline with high ROI[4] potential
    - 2 new internally developed product approvals yielding $212M in 2022 sales, advanced nemvaleukin alfa into potential registrational studies, and orexin 2 receptor agonist into phase 1
  - *Profitability*: Drive profitability through cost optimization and operating leverage
    - Established profitability targets for 2024 and 2025, realized in excess of $40M in annual savings from headcount reductions, and announced planned separation of the oncology business to accelerate neuroscience profitability, simplify capital allocation and refine strategic focus

[1] Peers include: Acadia Pharmaceuticals Inc., Alnylam Pharmaceuticals, Inc., Blueprint Medicines Corporation, Emergent BioSolutions Inc., Exelixis, Inc., Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., PTC Therapeutics, Inc., Sage Therapeutics, Inc., Sarepta Therapeutics, Inc., Ultragenyx Pharmaceutical Inc., United Therapeutics Corporation

[2] Share prices from 12/9/2020, the last trading day before Alkermes announced its Value Enhancement Plan, through 2/3/2023, the last trading day prior to Sarissa's Schedule 13D/A disclosing its notice of director nominations

[3] Reflects midpoint of financial expectations provided on June 6, 2023, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations

[4] Abbrev: ROI - Return on Investment

Alkermes | 41
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 42 Transformation Has Delivered Significant Value (Cont’d) • The Board has considered Sarissa’s nominees and determined that they could create potential conflicts (in the case of Denner ) and would not be additive to the Board in comparison to Alkermes’ incumbent directors and director nominees – Denner’s seat on the board of Biogen poses a significant conflict of interest and creates potential legal issues – Unresolved litigation against Denner for breach of fiduciary duty as a public company director due to insider trading and against Sarissa for aiding and abetting such breach (which survived motion to dismiss and goes to trial in April 2024) – None of Sarissa’s nominees are fully independent from Sarissa ; two are employees of Sarissa and the third is Sarissa's past designee at Innoviva – The three Sarissa nominees’ skills are duplicative of the existing Board, including finance/investing, corporate governance, and medical R&D. A ll of these skills are represented on the current Board following the Company’s Board refreshment process over the past four years Sarissa Nominee Qualifications: Duplicative and Destructive Significant Board Refreshment Has Added Diverse Backgrounds and Fresh Perspectives • The Board has already been significantly refreshed to enhance its mix of skills and experiences, and to provide fresh perspec tiv es to oversee management’s execution of its strategy – 70% of the Board’s independent directors have been refreshed over the last 4 years ▪ 4 of the new directors were appointed with the support of shareholders, including 1 director designated by Sarissa and 1 director designated by Elliott – The newly added directors possess diverse backgrounds and skills, including: public company CFO 1 , buyside institutional investor (former CIO 1 of actively managed fund), M&A strategy and execution, public health, R&D / medical and corporate governance ▪ 3 of the new directors enhance the Board’s diversity in terms of gender or race / ethnicity – The Board initiated declassification, which will be complete as of the 2024 Annual General Meeting 1 Abbrev: CFO – Chief Financial Officer, CIO – Chief Investment Officer

© 2023 Alkermes. All rights reserved. 43 PLEASE VOTE “FOR” THE ELECTION OF ALL SEVEN OF ALKERMES’ DIRECTOR NOMINEES USING THE WHITE PROXY CARD If you have any questions about how to vote your shares, or need assistance in voting, please call our proxy solicitor: I nnisfree M&A Incorporated Stockholders may call (877) 750 - 8334 (toll - free for those calling from the U.S. and Canada) or +1 (412) 232 - 3651 (for those calling from outside the U.S. and Canada) Banks & Brokers may call (212) 750 - 5833 Board Vote Recommendation

Appendix

ALKS 2680 Detail

Orexin Dysfunction: Well Defined Opportunity in Narcolepsy and Other Sleep Disorders

ALKS 2680 molecular design objectives:

- In narcolepsy and other sleep disorders, low orexin levels lead to inconsistent neurotransmitter release, resulting in excessive sleepiness and poor regulation of REM sleep
- Narcolepsy affects ~200,000 people in U.S. and 3M people globally[1]
- 70% of people with narcolepsy have narcolepsy type 1[2], distinguished by:
  - Cataplexy, a sudden muscle weakness triggered by strong emotions
  - Low or no orexin in the brain
- Genetic and pharmacologic evidence suggests that orexin receptor agonists, especially OX2R agonists, may be useful for mechanistic therapy of narcolepsy[3]


Wakefulness
Orexin
(hypothalamus)
Reward
Nucleus
accumbens
Ventral tegmental area
(dopamine)
Raphe nuclei
(serotonin)
Locus coeruleus
(norepinephrine)

[1] Global Narcolepsy Drugs Market, Forecast 2019-2025. Allied Market Research
[2] Swick TJ. Treatment paradigms for cataplexy in narcolepsy: past, present, and future. *Nat Sci Sleep*. 2015;7:159-169
[3] Nagahara T. Design and Synthesis of Non-Peptide, Selective Orexin Receptor 2 Agonists. *J. Med. Chem*. 2015;58:7931–7937

Alkermes | 46
© 2023 Alkermes. All rights reserved.

Leveraging Alkermes' Molecular Design Capabilities to Target Orexin Dysfunction

ALKS 2680 molecular design objectives:

- Capture performance of endogenous peptide OX2R agonist
  - Increased wakefulness duration
  - Improved cataplexy control
- Optimize potency and minimize predicted human dose to mitigate risk of undesired side effects
- Provide PK/PD profile that mirrors natural wake cycle
  - Dose to allow for 8-12 hours wakefulness without subsequent insomnia
- Enable convenient once-daily, oral medication

Orexin 2 Receptor in Complex with Peptide-Agonist Orexin-B



Figure adapted from: Hong, Chuan, et al. *Nature communications*. 2021:12; 3. PDB ID: 7L1U

PK: pharmacokinetic; **PD:** pharmacodynamic

Alkermes | 47

© 2023 Alkermes. All rights reserved.

Additional Governance Information

© 2023 Alkermes. All rights reserved. 49 We published our first Corporate Responsibility Report in 2018, crafted based on prior shareholder feedback and engagement, and have published a report annually since Leading Commitment to ESG and Corporate Responsibility 5 th Annual Corporate Responsibility Report 2022 Corporate Responsibility Report Highlights https://www.alkermes.com/responsibility #corporate - responsibility Commitment to Diversity, Inclusion, and Belonging • In 2019, we created a cross - functional DIB Steering Committee to strengthen the sense of employee belonging and support alignment of Company efforts and resources with the organization’s diverse range of perspectives; in 2021, we established a DIB Executive Committee , which includes senior leaders, to refine our DIB strategy and champion its implementation and impact across the business • “ I don’t see Diversity, Inclusion and Belonging initiatives as an adjunct or a ‘nice to do.’ They are integral to both our Company culture and success. ” – Richard Pops , Alkermes Chief Executive Officer (CEO) Social Responsibility and Community Impact • Since 2016, the ALKERMES INSPIRATION GRANTS® program has awarded more than $4.5 million in funding to innovative programs that support the needs of people impacted by addiction, serious mental illness and cancer • Since 2018, the ALKERMES PATHWAYS RESEARCH AWARDS® program has provided funding to 21 researchers working to advance our understanding of diseases in the field of neuroscience • Hundreds of Alkermes’ employees volunteer each year as part of the Company’s employee - founded ALKERMES IN ACTION volunteer program Sustainability and Environmental Impact • Implemented enterprise - wide Environmental, Health, Safety and Security risk initiatives and management strategies to mitigate risk and protect employee health / safety • Continued to focus on reducing our environmental impacts and enhancing operational sustainability, while responding to local and global health protocols and restrictions and implementing increased safety measures related to COVID - 19 • Received external recognitions for our sustainability and employee well - being efforts, including a KeepWell Mark since 2020 for wellbeing accreditation and earning in 2022 a Business Working Responsibly Mark at our Athlone, Ireland manufacturing facility and designation as one of Ireland's Leading in Wellbeing Top 100 Companies “While we are only one company, and in the big picture we play a small role, we know it will take all of us – across companies, communities and cultures – to come together to make progress toward a more inclusive and equitable world.” – Richard Pops , Alkermes CEO

Executive Compensation Programs Designed to Align Incentives with Shareholder Interests

Strong Compensation Governance Attributes

Key Features
✓ Alignment of executive pay with performance
✓ Annual advisory vote on executive compensation
✓ Use of equity awards with performance-based vesting for all executive officers
✓ Majority of executive compensation is "at-risk"
✓ Incorporation of ESG considerations into Short-Term Incentive Plans ("STIPs")
✓ Incorporation of relative TSR metric into Long-Term Incentive Plans ("LTIPs")
✓ Annual review of peer group companies
✓ Clawback policy in respect of equity compensation and certain cash compensation
✓ Share ownership and holding guidelines for executive officers and directors
✓ Prohibition of hedging and pledging by executive officers and directors

Compensation Overview



2022 CEO Pay
Base Salary
10%
Annual Bonus
10%
Time-Vesting Options
39%
PRSUs
41%
Significant "At-Risk" CEO Compensation
2022 STIP
Pipeline Objectives
40%
Corporate Responsibility Objectives
10%
Financial / Commercial Objectives
50%
STIP Design Aligned with Shareholder Feedback
2022 LTIP
Commercial Goals
30%
Financial Goal
40%
Pipeline Goals
30%
LTIP Design Aligned with Shareholder Feedback
+/- 25% Relative TSR Modifier

Alkermes | 50

© 2023 Alkermes. All rights reserved.

Supplemental Financial Information

© 2023 Alkermes. All rights reserved. 52 Balance Sheet as of March 31, 2023 March 31, 2023 (In millions, unaudited) Current Assets: $ 321.4 Cash and cash equivalents 269.2 Receivables, net 279.1 Investments — short - term 185.0 Inventory 8.4 Contract Assets 47.0 Prepaid expenses and other current assets 1,110.1 Total current assets 321.1 Property, plant and equipment, net 92.1 Investments — long - term 111.6 Right - of - use assets 28.9 Intangible assets 92.9 Goodwill 151.2 Deferred tax assets 14.8 Other assets $ 1,922.7 Total assets Current Liabilities: 190.1 Accounts payable and accrued expenses 282.3 Accrued sales discounts, allowances and reserves 15.3 Operating lease liabilities — short - term 2.2 Contract liabilities — short - term 3.0 Current portion of long - term debt 492.9 Total current liabilities 289.6 Long - term debt 86.1 Operating lease liabilities — long - term 48.5 Other long - term liabilities 917.1 Total liabilities 1,005.6 Total shareholders’ equity $ 1,922.7 Total liabilities and shareholders’ equity

Quarterly Financial Results GAAP to Non-GAAP Adjustments

(In thousands)	2023	2022				2021				2020				2019	
Quarter Ended,	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30
Net Income (Loss) — GAAP	$ (41,845)	$ (28,254)	$ (63,974)	$ (30,136)	$ (35,903)	$ 873	$ (28,988)	$ 2,364	$ (22,418)	$ (42,642)	$ (134)	$ (29,431)	$ (38,654)	$ (5,354)	$ (52,878)
Adjustments:															
Share-based Compensation Expense	22,643	26,482	26,051	23,377	18,343	19,020	25,600	27,552	15,451	24,884	22,618	22,846	19,812	21,387	26,729
Depreciation Expense	9,914	10,510	10,431	10,326	10,231	11,527	9,775	8,966	10,237	10,411	10,663	10,447	10,881	10,340	10,173
Amortization Expense	8,800	9,165	9,166	9,066	8,966	9,616	9,615	9,511	9,406	9,917	9,917	9,890	9,728	10,171	10,173
Income Tax Effect Related to Reconciling Items	(995)	4,847	(17)	(1,383)	(1,193)	(3,355)	2,243	3,927	4,178	1,121	2,174	877	5,920	592	155
Non-Cash Net Interest Expense	116	116	116	117	117	117	117	117	118	166	166	167	167	168	168
Change in the fair value of contingent consideration and other related assets	-	-	5,835	(870)	19,067	750	5,195	(3,240)	(1,278)	12,681	(3,926)	(5,900)	(6,800)	(5,000)	(1,300)
Separation Expense	3,783	1,355	-	-	-	-	-	-	-	-	-	-	-	-	-
Legal Settlement	-	-	15,905	-	-	-	-	-	-	-	-	-	-	-	-
Debt Refinancing Charge	-	-	-	-	-	-	-	-	2,109	-	-	-	-	-	-
Acquisition of IPR&D	-	-	-	-	-	-	-	-	-	-	-	-	674	86,595	-
Restructuring Expense	-	-	-	-	-	-	-	-	-	-	-	-	-	13,401	-
Change in the Fair Value of Warrants and Equity Method Invst.	-	-	-	-	-	-	-	-	-	-	-	-	-	(930)	(206)
Non-GAAP Net Income (Loss)	$ 2,416	$ 24,221	$ 3,513	$ 10,497	$ 19,628	$ 38,548	$ 23,557	$ 49,197	$ 17,803	$ 16,538	$ 41,478	$ 8,896	$ 1,728	$ 131,370	$ (6,986)

Alkermes | 53
© 2023 Alkermes. All rights reserved.

Annual Financial Results GAAP to Non-GAAP Adjustments

(In millions, except per share data)	Year Ended Dec. 31, 2022	Shares	(Loss) Earnings Per Share	Year Ended Dec. 31, 2021	Shares	(Loss) Earnings Per Share	Year Ended Dec. 31, 2020	Shares	(Loss) Earnings Per Share	Year Ended Dec. 31, 2019	Shares	(Loss) Earnings Per Share
Net Loss — GAAP	$ (158.3)	164[1]	$ (0.97)	$ (48.2)	161[1]	$ (0.30)	$ (110.9)	159[1]	$ (0.70)	$ (196.6)	157[1]	$ (1.25)
Net Loss Margin — GAAP	*(14%)*			*(4%)*			*(11%)*			*(17%)*		
Adjustments:												
Share-based compensation expense	94.3			87.6			90.2			101.0		
Depreciation expense	41.5			40.5			42.4			40.1		
Amortization expense	36.4			38.2			39.5			40.4		
Legal Settlement	15.9			-			-			-		
Separation Expense	1.4			-			-			-		
Income tax effect related to reconciling items	2.3			7.0			10.1			5.8		
Non-cash net interest expense	0.5			0.5			0.7			0.7		
Change in the fair value of contingent consideration and other related assets	24.0			1.4			(3.9)			22.8		
Change in the fair value of warrants	-			-			-			(1.8)		
Debt refinancing	-			2.1			-			-		
Acquisition of IPR&D	-			-			0.7			86.6		
Restructuring Expense	-			-			-			13.4		
Net Income — Non-GAAP (reported)	$ 57.9	168[2]	$ 0.34	$ 129.1	165[2]	$ 0.78	$ 68.6	160[2]	$ 0.43	$ 112.2	159[2]	$ 0.71
Non-GAAP Net Loss (less Janssen royalty revenues)	(57.8)			(174.0)			(205.6)			(144.7)		
Non-GAAP Net Loss Margin (as a percentage of total revenues less Janssen royalty revenues)	*(6%)*			*(20%)*			*(27%)*			*(16%)*		

[1] Weighted Average Number of Ordinary Shares Outstanding—Basic

[2] Weighted Average Number of Ordinary Shares Outstanding—Diluted

Alkermes | 54
© 2023 Alkermes. All rights reserved.

© 2023 Alkermes. All rights reserved. 55 2023 Financial Expectations GAAP to Non - GAAP Adjustments * Pursuant to final award related to arbitration proceedings with Janssen Pharmaceutica N.V. Projected GAAP and non - GAAP measures reflect mid - points within ranges of estimated financial expectations provided on June 6, 20 23, which are effective only as of such date. The Company expressly disclaims any obligations to update or reaffirm these financial expectations Earnings Per Share Shares Year Ending December 31, 2023 (In millions, except per share data) $ 1.43 171.5 $ 245.0 Projected Net Income — GAAP Adjustments: 97.5 Share - based compensation expense 42.5 Depreciation expense 35.0 Amortization expense 21.0 Separation expense 3.5 Income tax effect related to reconciling items 0.5 Non - cash net interest expense (195.0) Royalties and interest related to 2022* $ 1.46 171.5 $ 250.0 Projected Net Income — Non - GAAP

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